UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2009

K-V Pharmaceutical Company
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9601 (Commission File Number)	43-0618919 (IRS Employer Identification No.)

2503 South Hanley Road
St. Louis, MO	63144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On August 5, 2009, the following persons (the “Reporting Persons”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a Schedule 13D disclosing their beneficial ownership of Class A Common Stock of K-V Pharmaceutical Company (the “Company”) and a Schedule 13D disclosing their beneficial ownership of Class B Common Stock of the Company: (1) Marc S. Hermelin, the Company’s former chief executive officer and a current member of the Company’s Board of Directors (the “Board”); (2) David S. Hermelin, a member of the Board and the son of Mr. Marc S. Hermelin; (3) Arnold L. Hermelin; (4) Joshua L. Hermelin; (5) Lawrence Brody, not individually but solely in his capacity as co-trustee of (a) the Trust under agreement dated 12/22/73, for benefit of Marc S. Hermelin, (b) the Trust under agreement dated 12/22/73, for benefit of Arnold L. Hermelin, and (c) the Trust under agreement dated 12/23/73, for benefit of Minnette Hermelin; (6) Greg D. Kenley, individually and in his capacity as co-trustee of the Jacob Trust under trust agreement dated October 17, 1991; (7) Lisa M. Kenley, individually and in her capacity as co-trustee of the Jacob Trust under trust agreement dated October 17, 1991; and (8) Thomas R. Corbett, not individually but solely in his capacity as trustee of (a) the Victor M. Hermelin Trust FBO Marc S. Hermelin, dated June 2, 1971, (b) the Victor M. Hermelin Trust FBO Arnold L. Hermelin, dated June 2, 1971, and (c) the Yosef Trust, dated January 1, 1997.
     The Schedules 13D filed by the Reporting Persons, which are available on the SEC’s EDGAR website at www.sec.gov, also disclosed that such Reporting Persons have executed and delivered to the Company a purported action by written consent of stockholders relating to the adoption of certain amendments to the Company’s By-Laws. A copy of such stockholder written consent was filed as an exhibit to each Schedule 13D. The Company received an executed copy of such stockholder written consent on August 5, 2009.
     On August 7, 2009, the Company notified the Reporting Persons by letter that, because the Reporting Persons have failed to comply with Article II, Section 12 of the Company’s By-Laws (requiring a stockholder seeking to act by written consent to request that the Board fix a record date with respect to such stockholder action by written consent), the stockholder action by written consent executed and delivered by the Reporting Persons on August 5, 2009 is invalid and not effective.
     However, the Company also notified the Reporting Persons that, in the event the Reporting Persons deliver to the Company a written notice, in compliance with Article II, Section 12 of the Company’s By-Laws, requesting the Board to fix a record date for stockholder action by written consent, the Board intends to set a record date as provided in the Company’s By-Laws.
     In connection with the foregoing, the Company on August 7, 2009 issued a press release disclosing that the Company notified the Reporting Persons that the stockholder action by written consent purported to have been taken by such Reporting Persons on August 5, 2009 does not comply with the requirements of the Company’s By-Laws and is therefore invalid and not effective.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 7, 2009 *
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By:	/s/ Ronald J. Kanterman

Ronald J. Kanterman
Vice President, Chief Financial Officer and Treasurer

Date: August 7, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 7, 2009 *
* Filed herewith